SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2004

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)	48430-0725 (Zip Code)

Registrant’s telephone number,
including area code: (810) 629-2263

Item 7.	Financial Statements and Exhibits.

Exhibit

99.1 Press release dated June 30, 2004.

Item 9.	Regulation FD Disclosure.

                On June 30, 2004, Fentura Financial, Inc. issued a news release announcing a quarterly dividend of 23 cents per share for shareholders of record as of July 19, 2004, payable on July 23, 2004. A copy of the press release is attached as Exhibit 99.1.

                The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 30, 2004	FENTURA FINANCIAL, INC. (Registrant) /s/ Douglas Kelley Douglas Kelley Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1   Press Release Dated June 30, 2004.

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Ronald L. Justice The State Bank (810) 714-3902 June 30, 2004

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES QUARTERLY
DIVIDEND

        The Board of Directors of Fentura Financial, Inc. has announced a 23-cents per share dividend for shareholders of record as of July 19, 2004 payable July 23, 2004. The rate of 23-cents per share represents a 10% increase in dividends paid compared to a year ago due to the 10% stock dividend paid in February 2004.

        Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank with two offices servicing the Davison area and West Michigan Community Bank headquartered in Hudsonville with offices serving Hudsonville, Holland and Jenison. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.

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